Exhibit 10.1

DINEEQUITY, INC. AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN FOR NON-EMPLOYEE DIRECTORS

1.                                       Purpose.   The purpose of the DineEquity, Inc. Amended and Restated 2005 Stock Incentive Plan for Non-Employee Directors (the “Plan”) is to provide DineEquity, Inc. (the “Company”) with an effective means of attracting, retaining, and motivating non-employee directors of the Company .

2.                                       Eligibility.   Any director of the Company who is not an employee of the Company (“Eligible Director”) is eligible to participate in the Plan.

3.                                       Administration.   The Plan shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”).  Except as otherwise expressly provided in the Plan, the Committee shall have full power and authority to interpret and administer the Plan, to determine the Eligible Directors to receive awards and the amounts, types and terms of the awards, to adopt, amend, and rescind rules and regulations, and to establish terms and conditions, not inconsistent with the provisions of the Plan, for the administration and implementation of the Plan, provided, however, that the Committee may not, after the date of any award, make any changes that would adversely affect the rights of a recipient under such award without the consent of the recipient.  The determination of the Committee on all matters shall be final and conclusive and binding on the Company and all participants.

4.                                       Awards.   Awards may be made by the Committee in such amounts as it shall determine in cash, in common stock of the Company (“Common Stock”), in options to purchase Common Stock of the Corporation (“Stock Options”), in stock appreciation rights with respect to shares of Common Stock (“Stock Appreciation Rights”), in shares of Common Stock subject to certain restrictions (“Restricted Stock”), or in rights to receive shares of Common Stock (or cash in lieu thereof) in the future (“Restricted Stock Units”), or any combination thereof.  Eligible Director’s annual retainers shall also be paid under the Plan as provided in Section 6.  There shall be 200,000 shares available for issuance in connection with awards under the Plan.  If any award under the Plan shall expire, terminate, or be canceled for any reason without having been vested or exercised in full, the corresponding number of shares which were reserved for issuance in connection therewith shall again be available for the purposes of the Plan.  Shares available under the Plan may be authorized and unissued shares or may be treasury shares.

5.                                       Restricted Stock Performance Formula.   Awards of Restricted Stock or Restricted Stock Units may be granted pursuant to the formula described in this section, referred to herein as the “Restricted Stock Performance Formula.”  The Committee shall make an initial grant of shares of Restricted Stock or Restricted Stock Units (the “Initial Grant”).  At the end of a specified performance period (determined by the Committee), the number of shares in the Initial Grant shall be increased or decreased, based on the increase or decrease in the fair market value (as defined in Section 6 below) of a share of Common Stock during the performance period, by a number of shares equal to (a) the excess of the fair market value of a share of Common Stock on the last day of the performance period over the fair market value of a share of Common Stock on the grant date multiplied by

(b) the number of shares of Common Stock subject to the Initial Grant and divided by (c) the fair market value of a share of Common Stock on the last day of the performance period.  The number of shares of Common Stock so determined is added to (in the case of a higher fair market value) or subtracted from (in the case of a lower fair market value) the number of shares of Restricted Stock or Restricted Stock Units to be earned at that time. Once the number of shares of Restricted Stock or Restricted Stock Units has been adjusted, restrictions and/or vesting conditions will continue to be imposed for a period of time determined by the Committee.

6.                                       Common Stock.   An Eligible Director may elect to receive the Eligible Director’s annual retainer in cash or in Common Stock or in a fifty percent (50%) and fifty percent (50%) combination thereof. In the case of awards or payments of retainers in Common Stock, the number of shares shall be determined by dividing the amount of the award or retainer elected to be received in Common Stock by the closing price of the Company’s Common Stock on the New York Stock Exchange on the date of the award. The closing price is referred to throughout this Plan as the “fair market value.”

7.                                       Dividend Equivalents and Interest.

a.                                       Dividends.   If any award in Common Stock, Restricted Stock or Restricted Stock Units is to be paid on a deferred basis, the recipient may be entitled, on terms and conditions to be established by the Committee, to receive a payment of, or credit equivalent to, any dividend payable with respect to the number of shares subject to the award, which, as of the record date for the dividend, have been awarded or made payable to the recipient but not delivered.

b.                                      Interest.   If any award in cash is to be paid on a deferred basis, the recipient may be entitled, on terms and conditions to be established by the Committee, to be paid interest on the unpaid amount.

8.                                       Restricted Stock and Restricted Stock Unit Awards.   Restricted Stock represents awards made in Common Stock in which the shares granted may not be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated except upon passage of time, or upon satisfaction of other conditions, or both, in every case as provided by the Committee.  Restricted Stock Units are awards denominated in units of shares of Common Stock under which the issuance of Common Stock (or cash in lieu thereof) is subject to such conditions (including continued service or performance conditions or both) and terms as the Committee deems appropriate.  Unless determined otherwise by the Committee, each Restricted Stock Unit will be equal to one share of Common Stock, and will entitle the recipient to either the issuance of Common Stock, payment of an amount of cash determined with reference to the value of the Common Stock or a combination thereof, as determined by the Committee.  The recipient of an award of Restricted Stock shall be entitled to vote the shares awarded and to the payment of dividends on the shares from the date the award of shares is made; and, in addition, all Special Distributions (as defined in Section 11 hereof) thereon shall be credited to an Account as described in Section 11.  The recipient of an award of Restricted Stock Units shall not have any voting rights with respect to the shares underlying the award unless and until such shares are issued to the recipient in settlement of the award; however, unless the Committee provides otherwise, the recipient of an award of Restricted Stock Units shall be entitled to the accrual of dividend equivalents with respect to shares underlying the award from and after the date of the award, and all Special Distributions (as defined in Section 11 hereof) paid with respect to the shares underlying the award shall be credited to an Account described in Section 11.  The recipient of an award of Restricted Stock or Restricted Stock Units shall have a nonforfeitable interest in amounts credited to an Account described in Section 11 in proportion to the lapse of restrictions on the Restricted Stock and/or satisfaction of any vesting conditions for the Restricted Stock Units to which such amounts relate. For example, when restrictions lapse and/or vesting conditions are satisfied on fifty percent (50%) of the Restricted Stock or Restricted Stock Units granted in an award, the holder of such award shall have a nonforfeitable interest in fifty percent (50%) of the amount credited to his or her account which is attributable to such award. The holder of Restricted Stock or Restricted Stock Units shall receive a payment in cash of any amount in his account as soon as practicable after the vesting and/or lapse of restrictions relating thereto.

9.                                       Stock Option Awards.

a.                                       Type of Options.   Options shall be in the form of options which do not qualify as incentive stock options under Section 422 of the Internal Revenue Code.

b.                                      Purchase Price.   The purchase price of the Common Stock under each option shall be determined by the Committee, but shall not be less than 100 percent of the fair market value of the Common Stock on the date of the award of the option.

c.                                       Terms and Conditions.   The  Committee shall establish (i) the term of each option, (ii) the terms and conditions upon which and the times when each option shall be exercised, and (iii) the terms and conditions under which options may be exercised after termination as an Eligible Director for any reason for periods not to exceed three years after such termination.

d.                                      Purchase by Cash or Stock.   The purchase price of shares purchased upon the exercise of any stock option shall be paid (i) in full in cash, or (ii) in whole or in part (in combination with cash) in full shares of Common Stock owned by the optionee or otherwise issuable upon exercise of the option and valued at its fair market value on the date of exercise, all pursuant to procedures approved by the Committee.

e.                                       Transferability.   Options shall not be transferable other than by will or pursuant to the laws of descent and distribution. During the lifetime of the person to whom an option has been awarded, it may be exercisable only by such person or one acting in his stead or in a representative capacity. Upon or after the death of the person to whom an option is awarded, an option may be exercised by the optionee’s legatee or legatees under his last will, or by the option holder’s personal representative or distributee’s executive, administrator, or personal representative or designee in accordance with the terms of the option.

10.                                 Stock Appreciation Right Awards.   Stock Appreciation Rights may be granted to Eligible Directors from time to time either in tandem with or as a component of Stock Options granted under the Plan (“tandem SARs”) or not in conjunction with Stock Options (“freestanding SARs”).  A Stock Appreciation Right is a right that entitles the holder to receive, in cash or shares of Common Stock or a combination thereof, as determined by the Committee, value equal to or otherwise based on the excess of (i) the fair market value of a specified number of shares of Common Stock at the time of exercise over (ii) the exercise price of the right, as established by the Committee on the date of grant.  Any Stock Appreciation Right granted in tandem with a Stock Option may be granted at the same time such Stock Option is granted or at any time thereafter before exercise or expiration of such Stock Option.  All freestanding SARs shall be granted subject to the same terms and conditions applicable to Stock Options as set forth in Section 9 and all tandem SARs shall have the same exercise price, vesting, exercisability, forfeiture and termination provisions as the Stock Option to which they relate.  Subject to the provisions of Section 9 and the immediately preceding sentence, the Committee may impose such other conditions or restrictions on any Stock Appreciation Right as it shall deem appropriate.  Stock Appreciation Rights may be settled in shares of Common Stock, cash or a combination thereof, as determined by the Committee.

11.                                 Adjustments for Special Distributions.   The Committee shall have the authority to change all awards granted under this Plan to adjust equitably the purchase or exercise price thereof (if any) and the number and kind of shares or other property subject thereto to reflect a special distribution to shareholders or other extraordinary corporate action involving distributions or payments to shareholders (collectively referred to as “Special Distributions”). In the event of any Special Distribution, the Committee may cause to be created a Special Distribution account (the “Account”) in the name of the individual to whom awards have been granted hereunder (sometimes herein referred to as a “Grantee”) to which shall be credited an amount determined by the Committee, or, in the case of non-cash Special Distributions, make appropriate comparable adjustments for or payments to or for the benefit of the Grantee.

Amounts credited to the Account in accordance with the preceding rules shall be credited with interest, accrued monthly, at an annual rate equal to the higher of Moody’s Corporate Bond Yield Average or the prime rate in effect from time to time, and such interest shall be credited in accordance with rules to be established by the Committee. Notwithstanding the foregoing, at no time shall the Committee permit the amount credited to the Grantee’s Account, to the extent created with respect to outstanding Stock Options or Stock Appreciation Rights, to exceed ninety percent (90%) of the purchase or exercise price of the Grantee’s outstanding Stock Options and Stock Appreciation Rights to which such amount relates. To the extent that any credit would cause the Account to exceed that limitation, such excess shall be distributed to the Grantee.

Amounts credited to the Grantee’s Account shall be paid to the Grantee or, if the Grantee is deceased, his or her beneficiary at the time that the awards to which it relates are exercised or expire, whichever occurs first, or, in the case of Restricted Stock or Restricted Stock Units, the date on which the award vests and/or the restrictions relating to the award lapse.

The Account shall for all purposes be deemed to be an unfunded promise to pay money in the future in certain specified circumstances. As to amounts credited to the Account, a Grantee shall have no rights greater than the rights of a general unsecured creditor of the Company, and amounts credited to the Grantee’s Account shall not be assignable or transferable other than by will or the laws of descent and distribution, and such amounts shall not be subject to the claims of the Grantee’s creditors.

12.                                 Adjustments and Reorganizations.   The Committee may make such adjustments to awards granted under the Plan (including the terms, exercise price, and otherwise) as it deems appropriate in the event of changes that impact the Company, the Company’s share price, or share status.

In the event of any merger, reorganization, consolidation, change of control, recapitalization, separation, liquidation, stock dividend, stock split, extraordinary dividend, spin-off, split-up, rights offering, share combination, or other change in the corporate structure of the Company affecting the Common Stock, the number and kind of shares that may be delivered under the Plan shall be subject to such equitable adjustment as the Committee may deem appropriate. Except as otherwise provided by the Committee, all authorized shares, share limitations, and awards under the Plan shall be proportionately adjusted to account for any increase or decrease in the number of issued shares of Common Stock resulting from any stock split, stock dividend, reverse stock split, or any similar reorganization or event. Notwithstanding anything in this Plan to the contrary, all awards outstanding hereunder shall become fully vested upon the occurrence of a change in control.

In the preceding paragraph, “change of control” means any of the following events:

a.                                       An acquisition (other than directly from the Company) of any voting securities of the Company by any Person (as used in Section 13(d) or 14(d) of the Securities Exchange Act, and including any “group” as such term is used in such sections) who immediately after such acquisition is the Beneficial Owner (as used in Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 40 percent or more of the combined voting power of the Company’s then outstanding voting securities; provided that, in determining whether a change of control has occurred, voting securities which are acquired by (i) an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any subsidiary of the Company, (ii) the Company or any subsidiary of the Company, (iii) any Person that, pursuant to Rule 13d-1 promulgated under the Securities Exchange Act, is permitted to, and actually does, report its beneficial ownership of voting securities of the Company on Schedule 13G (or any successor Schedule) (a “13G Filer”) (provided that, if any 13G Filer subsequently becomes required to or does report its Beneficial Ownership of voting securities of the Company on Schedule 13D (or any successor Schedule) then such Person shall be deemed to have first acquired, on the first date on which such Person becomes required to or does so file, Beneficial Ownership of all voting securities of the Company Beneficially Owned by it on such date, or (iv) any person in connection with a Non-Control

Transaction (as hereinafter defined), will not constitute an acquisition which results in a change of control;

b.                                      Consummation of:

(1)                                  a merger, consolidation, or reorganization involving the Company or any direct or indirect subsidiary of the Company, unless:

(A)                              the stockholders of the Company immediately before such merger, consolidation, or reorganization will own, directly or indirectly, immediately following such merger, consolidation, or reorganization, at least 50 percent of the combined voting power of the outstanding voting securities of the corporation resulting from such merger, consolidation, or reorganization (the “Surviving Company”) or any parent thereof in substantially the same proportion as their ownership of the voting securities of the Company immediately before such merger, consolidation, or reorganization; and

(B)                                the individuals who were members of the Board immediately prior to the execution of the agreement providing for such merger, consolidation, or reorganization constitute a majority of the members of the Board of Directors of the Surviving Company or any parent thereof; and

(C)                                no person (other than the Company, any subsidiary of the Company, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, any Schedule 13G Filer, the Surviving Company, any subsidiary or parent of the Surviving Company, or any person who, immediately prior to such merger, consolidation, or reorganization, was the Beneficial Owner of 40 percent or more of the then outstanding voting securities of the Company) is the Beneficial Owner of 40 percent or more of the combined voting power of the Surviving Company’s then outstanding voting securities;

(D)                               a transaction described in clauses (A) through (C) above is referred to herein as a “Non-Control Transaction;”

(2)                                  the complete liquidation or dissolution of the Company; or

(3)                                  a sale or other disposition of all or substantially all of the assets of the Company (other than a sale or other disposition to an entity (1) of which at least 50% of the combined voting power of the outstanding voting securities are owned, directly or indirectly, by stockholders of the Company in substantially the same proportion as their ownership of the voting securities of the Company, (2) a majority of whose board of directors is comprised of individuals who were members of the Board immediately prior to the execution of the agreement providing for such sale or other disposition and (3) of which no Person (other than the Company, any Subsidiary of the Company, any employee benefit plan (or any trust forming a part thereof) maintained by the Company, any Schedule 13G Filer, the Surviving Corporation, any Subsidiary or parent of the Surviving Corporation, or any Person who, immediately prior to such merger, consolidation or reorganization, was the Beneficial Owner of 40% or more of the then outstanding voting securities of the Company) has Beneficial Ownership of 40% or more of the combined voting power of the entity’s outstanding voting securities.

c.                                       Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”), cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by Company stockholders, was approved by a vote of two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (including, but not limited to, a consent solicitation).

d.                                      Notwithstanding the foregoing, a change of control will not be deemed to occur solely because any person (a “Subject Person”) acquires beneficial ownership of more than the permitted amount of the outstanding voting securities of the Company as a result of the acquisition of voting securities by the Company which, by reducing the number of voting securities outstanding, increases the proportional number of shares beneficially owned by the Subject Person, provided that if a change of control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional voting securities which increases the percentage of the then outstanding voting securities beneficially owned by the Subject Person, then a change of control will be deemed to have occurred.

13.                                 Tax Withholding.   The Company shall have the right to (i) make deductions from any settlement of an award under the Plan, including the delivery or vesting of shares, or require shares or cash or both be withheld from any award, in each case in an amount sufficient to satisfy withholding of any federal, state, or local taxes required by law, or (ii) take such other action as may be necessary or appropriate to satisfy any such withholding obligations. The Committee may determine the manner in which such tax withholding may be satisfied, and may permit shares of Common Stock (rounded up to the next whole number) to be used to satisfy required tax withholding based on the fair market value of any such shares of Common Stock, as of the appropriate time of each award.

14.                                 Expenses.   The expenses of administering the Plan shall be borne by the Company.

15.                                 Amendments.   The Board shall have complete power and authority to amend the Plan, provided that the Board shall not amend the Plan in any manner that requires shareholder approval under applicable law without such approval. No amendment to the Plan may, without the consent of the individual to whom the award shall theretofore have been awarded, adversely affect the rights of an individual under the award.

16.                                 Effective Date of the Plan.   The Plan was effective on March 1, 2005 the date of its adoption by the Board (the “Effective Date”).  This amendment and restatement of the Plan shall become effective on March 1, 2010, the date of its adoption by the Committee.

17.                                 Termination.   The Board may terminate the Plan or any part thereof at any time, provided that no termination may, without the consent of the individual to whom any award shall theretofore have been made, adversely affect the rights of an individual under the award.

18.                                 Other Actions.   Nothing contained in the Plan shall be deemed to preclude other compensation plans which may be in effect from time to time or be construed to limit the authority of the Company to exercise its corporate rights and powers, including, but not by way of limitation, the right of the Company (a) to award options for proper corporate purposes otherwise than under the Plan to an employee or other person, firm, corporation, or association, or (b) to award options to, or assume the option of, any person in connection with the acquisition, by purchase, lease, merger, consolidation, or otherwise, of the business and assets (in whole or in part) of any person, firm, corporation, or association.